As filed with the Securities and Exchange Commission on January 24, 2000.
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                              FloridaFirst Bancorp
                       -----------------------------------
             (Exact name of Registrant as specified in its charter)

         United States                                        59-3545582
-------------------------------                               ----------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                          Identification No.)

                             205 East Orange Street
                          Lakeland, Florida 33801-4611
                          ----------------------------
                    (Address of principal executive offices)

                  FloridaFirst Bancorp 1999 Stock Option Plan
                  -------------------------------------------
                            (Full Title of the Plan)

                               Richard Fisch, Esq.
                              Evan M. Seigel, Esq.
                            Malizia Spidi & Fisch, PC
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660
                           --------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

================= ================= =================== ======================= ========================
Title of                              Proposed Maximum     Proposed Maximum             Amount of
Securities to        Amount to be         Offering        Aggregate Offering           Registration
be Registered       Registered (1)     Price Per Share           Price (2)               Fee (2)
-------------       --------------     ---------------   ----------------------  -----------------------
Common Stock
$0.10 par value
per share           270,385 shares        $8.50(2)            $2,298,273                $606.74
================= ================= =================== ======================= ========================

(1) The maximum number of shares of common stock issuable upon awards to be granted under the FloridaFirst Bancorp 1999 Stock Option Plan (the "Plan") consists of 270,385 shares which are being registered under this Registration Statement and for which a registration fee is being paid. Additionally, an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, dividends or similar transactions.
(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. An aggregate of 270,385 shares are being registered hereby, of which 270,385 shares are under option at a weighted average exercise price of $8.50 per share ($2,298,273 in the aggregate), for a total offering of $2,298,273.

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 ("1933 Act") and Rule 462 of the 1933 Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
-------

Item 2.  Registrant Information and Employee Plan Annual Information. *
-------

         *This Registration Statement relates to the registration of 270,385 shares of FloridaFirst Bancorp (the "Company" or "Registrant") common stock, $.10 par value per share (the "Common Stock") issuable to employees, officers and directors of the Registrant or its subsidiary as compensation for services in accordance with the FloridaFirst Bancorp 1999 Stock Option Plan (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
-------

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on April 2, 1999 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents filed by the Company are incorporated in this Registration Statement by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999; and

          (b) The description of the Company's securities as contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on April 2, 1999.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
-------

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.
-------

         Not Applicable

Item 6.  Indemnification of Directors and Officers.
-------

         Federal   Regulations  define  areas  for  indemnity  coverage  by  the
FloridaFirst Bank (the "Bank") as follows:

         (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the Bank shall be indemnified by the Bank, as the case may be, for:

               (i) Any amount for which such person becomes liable under a judgment in such action; and

               (ii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in defending or settling such action, or in enforcing his or her rights to indemnification if the person attains a favorable judgment in such enforcement action.

         (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

                  (i) The Bank shall make the indemnification provided by subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

                  (ii) The Bank shall make the indemnification provided by subparagraph (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits, if a majority of the disinterested directors of the Bank determines that such a director or officer was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose which he or she could reasonably have believed under the circumstances was in the best interest of the Bank or its members.

         (c)      As used in this paragraph:

                  (i) "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                  (ii) "final judgment" means a judgment, decree, or order which is not appealable and as to which the period for appeal has expired with no appeal taken;

                  (iii) "settlement" includes the entry of a judgment by consent or by confession or a plea of guilty of nolo contendere.

         Office of Thrift Supervision regulations subject the Company to the same indemnification regulations applicable to the Bank and described above.

Item 7.  Exemption from Registration Claimed.
-------

         Not Applicable

Item 8.  Exhibits.
-------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings.
-------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland in the State of Florida, as of January 24, 2000.

                                    FloridaFirst Bancorp


                                    By:    /s/Gregory C. Wilkes
                                           -------------------------------------
                                           Gregory C. Wilkes
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of FloridaFirst Bancorp, do hereby severally constitute and appoint Gregory C. Wilkes as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Gregory C. Wilkes may deem necessary or advisable to enable FloridaFirst Bancorp, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Gregory C. Wilkes shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.


/s/Gregory C. Wilkes                                          /s/Kerry P. Charlet
------------------------------------------------              --------------------------------------------
Gregory C. Wilkes                                             Kerry P. Charlet
President, Chief Executive Officer, and Director              Chief Financial Officer
(Principal Executive Officer)                                 (Principal Financial and Accounting Officer)

Date: January 24, 2000                                        Date: January 24, 2000

/s/Charles W. Bovay                                           /s/Robert H. Artman
------------------------------------------------              --------------------------------------------
Charles W. Bovay                                              Robert H. Artman
Chairman of the Board                                         Director

Date: January 24, 2000                                        Date: January 24, 2000

/s/Llewellyn N. Belcourt                                      /s/Stephen A. Moore, Jr.
------------------------------------------------              --------------------------------------------
Llewellyn N. Belcourt                                         Stephen A. Moore, Jr.
Director                                                      Director

Date: January 24, 2000                                        Date: January 24, 2000

/s/Nis H. Nissen, III                                         /s/Rudolph H. Thornberry
------------------------------------------------              --------------------------------------------
Nis H. Nissen, III                                            Rudolph H. Thornberry
Director                                                      Director

Date: January 24, 2000                                        Date: January 24, 2000


/s/G.F. Zimmermann, III
------------------------------------------------
G.F. Zimmermann, III
Director

Date: January 24, 2000



                                INDEX TO EXHIBITS



Exhibit                            Description
-------                            -----------

     4.1       FloridaFirst Bancorp
               1999 Stock Option Plan

     4.2 Form of Stock Option Agreement to be entered into with respect to Incentive Stock Options

     4.3 Form of Stock Option Agreement to be entered into with respect to Non-Incentive Stock Options

     4.4       Form of Stock Award Tax Notice

     5.1 Opinion of Malizia Spidi & Fisch, PC as to the validity of the Common Stock being registered

    23.1 Consent of Malizia Spidi & Fisch, PC (appears in their opinion filed as Exhibit 5.1)

    23.2       Consent of KPMG LLP

     24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein